                                                                   EX-99.906CERT

        We, Alexander Potts, President, Chief Executive Officer and Principal Executive Officer, and Michael Clinton, Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer of SA Funds - Investment Trust (the "registrant"), certify that:

        1. The report on Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:     /s/ Alexander Potts
        ---------------------------
        Alexander Potts
        President, Chief Executive Officer and Principal Executive Officer

Date:   February 27, 2004
        ---------------------------


By:     /s/ Michael Clinton
        ---------------------------
        Michael Clinton
        Treasurer, Chief Financial and Accounting Officer and
        Principal Financial Officer

Date:   February 27, 2004
        ---------------------------